As filed with the Securities and Exchange Commission on May 2, 2003.

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	77-0481679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4th Floor
Windsor Place
22 Queen Street
P.O. Box HM 1179
Hamilton HM EX
Bermuda
(441) 296-6395
(Address, including Zip Code, and Telephone Number, including
Area Code of Registrant’s Principal Executive Offices)

Marvell Technology Group Ltd.
Amended and Restated
1995 Stock Option Plan

Marvell Technology Group Ltd.
2000 Employee Stock Purchase Plan
(Full title of the plans)

Matthew Gloss
Vice President of Business Affairs and General Counsel
Marvell Semiconductor, Inc.
700 First Avenue
Sunnyvale, California 94089
(408) 222-2500
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed	Amount of
Securities To	To Be	Offering Price	Maximum Aggregate	Registration
Be Registered	Registered(1)	per Share(2)	Offering Price(2)	Fee

Common Stock, par value $0.002 per share: to be issued under the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan	6,062,996 shares	$22.76	$137,993,789	$11,163.70

Common Stock, par value $0.002 per share: to be issued under the Marvell Technology Group Ltd. 2000 Employee Stock Purchase Plan	500,000 shares	$22.76	$11,380,000	$920.64

Total Registration Fee	N/A	N/A	N/A	$12,084.34

(1)	Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan and set forth in the Marvell Technology Group Ltd. 2000 Employee Stock Purchase Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of Marvell Technology Group Ltd. common stock, as reported on the Nasdaq National Market on April 29, 2003.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

     This Registration Statement on Form S-8 is filed by Marvell Technology Group Ltd., a Bermuda corporation (the “Company”), to register an additional 6,062,996 shares of the Company’s common stock, par value $0.002 per share (“Common Stock”), issuable to holders of options issued under the Company’s Amended and Restated 1995 Stock Option Plan and an additional 500,000 shares of Common Stock issuable to employees of the Company and certain of its subsidiaries under the Company’s 2000 Employee Stock Purchase Plan, and consists of only those items required by General Instruction E to Form S-8.

     The contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-40152) previously filed with the Securities and Exchange Commission on June 26, 2000, the Company’s Registration Statement on Form S-8 (Registration No. 333-55974) previously filed with the Securities and Exchange Commission on February 21, 2001 and the Company’s Registration Statement previously filed with the Securities and Exchange Commission on May 1, 2002 (Registration No. 333-87322), each of which relates to the Company’s Amended and Restated 1995 Stock Option Plan, are incorporated herein by reference and made a part hereof, and the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-40154) previously filed with the Securities and Exchange Commission on June 26, 2000, the Company’s Registration Statement on Form S-8 (Registration No. 333-56322) previously filed with the Securities and Exchange Commission on February 28, 2001 and the Company’s Registration Stated previously filed with the Securities and Exchange Commission on May 1, 2002 (Registration No. 333-87322) each of which relates to the Company’s 2000 Employee Stock Purchase Plan, are incorporated herein by reference and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Registrant (File No. 0-30877) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended February 1, 2003.

(b)	The description of Registrant’s Capital Stock contained in Registrant’s Registration Statement on Form 8-A, filed June 22, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934 including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

Exhibit
Number	Description

5.1	Opinion of Appleby Spurling & Kempe.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Appleby Spurling & Kempe (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 1st day of May, 2003.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Sehat Sutardja Dr. Sehat Sutardja President and Chief Executive Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF MARVELL TECHNOLOGY GROUP LTD.

     Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Marvell Technology Group Ltd., has signed this Registration Statement in the City of Sunnyvale, State of California, on the 1st day of May, 2003.

By:	/s/ Sehat Sutardja Dr. Sehat Sutardja President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. SEHAT SUTARDJA and GEORGE HERVEY, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sehat Sutardja Dr. Sehat Sutardja	Co-Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	May 1, 2003

/s/ George Hervey George Hervey	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2003

/s/ Weili Dai Weili Dai	Executive Vice President, Secretary and Director	May 1, 2003

/s/ Pantas Sutardja Dr. Pantas Sutardja	Vice President and Director	May 1, 2003

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Signature	Title	Date

/s/ Diosdado P. Banatao Diosdado P. Banatao	Co-Chairman of the Board	May 1, 2003

/s/ Herbert Chang Herbert Chang	Director	May 1, 2003

/s/ John M. Cioffi Dr. John M. Cioffi	Director	May 1, 2003

/s/ Paul R. Gray Dr. Paul R. Gray	Director	May 1, 2003

/s/ Ron Verdoorn Ron Verdoorn	Director	May 1, 2003

/s/ Manuel Alba Manuel Alba	Director	May 1, 2003

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EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Appleby Spurling & Kempe.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Appleby Spurling & Kempe (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).

4